EXHIBIT 23.2
                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Paper Warehouse, Inc.


We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-36064, 333-36066, 333-43358) and Form S-3 (No. 333-44944) of
our report dated March 19, 1999, with respect to the Paper Warehouse, Inc. and Subsidiary's consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended January 29, 1999, which report appears in the Form 10-K of Paper Warehouse, Inc. dated April 26, 2001.

                                                          /s/ KPMG LLP


April 26, 2001
Minneapolis, Minnesota